EXHIBIT 99.77C

Global Asset Allocation Fund

Lincoln National Global Asset Allocation Fund, Inc., shareholders voted on the following proposals at the special meeting of shareholders on December 9, 2002, or as adjourned. The resulting votes are presented below.

1. To elect five Directors of the Fund to hold office until their respective successors have been duly elected and qualified or until their earlier resignation or removal.

                               Outstanding    Total    Percent  Percent  Percent
                                  Shares      Voted      For    Withhold Abstain
                                  ------      -----      ---    ----------------
John B. Borsch, Jr.             23,144,259  22,843,878  94.26%    4.44%   0.00%
Kelly D Clevenger               23,144,259  22,843,878  94.42%    4.28%   0.00%
Nancy L. Frisby                 23,144,259  22,843,878  94.50%    4.20%   0.00%
Barbara S. Kowalczyk            23,144,259  22,843,878  94.32%    4.38%   0.00%
Kenneth G. Stella               23,144,259  22,843,878  94.24%    4.46%   0.00%

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                                                                                      Outstanding   Total   Percent Percent  Percent
                                                                                         Shares     Voted     For   Against  Abstain
                                                                                         ------     -----     ---   -------  -------
2. To approve a reorganization to change Fund from a Maryland corporation to a
    series of a Delaware business trust.                                               23,144,259 22,843,878  88.44%   6.20%   4.06%
3. To approve a proposal that would permit the Fund to enter into or materially change
    sub-advisory agreements with sub-advisers without obtaining stockholder approval.  23,144,259 22,843,878  83.13%  10.06%   5.51%
4.  To approve a new investment management agreement between the Fund and their
     current investment adviser, Delaware Management Company, a series of Delaware     23,144,259 22,843,878  86.65%   7.14%   4.91%
     Management Business Trust.
5. To approve the amendment of certain Fundamental Investment Restrictions.
    5A) Amendment to Fundamental Restrictions on Concentration of Investments in
           the Same Industry.                                                          23,144,259 22,843,878  85.58%   7.50%   5.62%
    5B) Amendment to Fundamental Restrictions on Borrowing Money and Issuing
           Senior Securities.                                                          23,144,259 22,843,878  85.34%   7.84%   5.52%
    5C) Amendment to Fundamental Restrictions on Underwriting.                         23,144,259 22,843,878  85.80%   7.44%   5.46%
    5D) Amendment to Fundamental Restrictions on Investments in Real Estate.           23,144,259 22,843,878  86.10%   7.07%   5.53%
    5E) Amendment to Fundamental Restrictions on Investments in Commodities or
           Commodity Issues.                                                           23,144,259 22,843,878  85.31%   7.90%   5.49%
    5F) Amendment to Fundamental Restrictions on Lending.                              23,144,259 22,843,878  85.59%   7.51%   5.60%
    5G) Amendment to Fundamental Restrictions on Diversification.                      23,144,259 22,843,878  86.01%   7.31%   5.38%
6. To approve the elimination of certain Fundamental Investment Restrictions.
    6A) Elimination of Fundamental Restrictions on Investments in Other Investment
           Companies.                                                                  23,144,259 22,843,878  83.02%   9.33%   6.35%
    6B) Elimination of Fundamental Restrictions on Selling Securities Short.           23,144,259 22,843,878  82.11%   9.62%   6.97%
    6C) Elimination of Fundamental Restrictions on Margin Transactions                 23,144,259 22,843,878  81.68%   9.98%   7.04%
    6D) Elimination of Fundamental Restrictions on Pledging Fund Assets.               23,144,259 22,843,878  82.22%   9.47%   7.01%
    6E) Elimination of Fundamental Restrictions on Illiquid and Restricted Securities. 23,144,259 22,843,878  82.25%   9.37%   7.08%
    6F) Elimination of Fundamental Restrictions on Purchase of Put and Call Options.   23,144,259 22,843,878  82.43%   9.20%   7.07%
    6G) Elimination of Fundamental Restrictions on Investments in Companies for the
           Purpose of Acquiring Control.                                               23,144,259 22,843,878  82.79%   8.96%   6.95%
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